EXHIBIT (J)(1)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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                                                                  EXHIBIT (J)(1)
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                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment to the Registration Statement on Form N-1A (the "Registration Statement") of Principal Preservation Portfolios, Inc. ("Principal Preservation") of our report, dated January 15, 1999, relating to the financial statements and financial highlights of the series of Principal Preservation known as the Wisconsin Tax-Exempt Portfolio, which financial statements and financial highlights also are incorporated by reference into said Amendment to the Registration Statement from Principal Preservation's 1998 Annual Report to Shareholders of the Wisconsin Tax-Exempt Portfolio. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Counsel and Independent Public Accountants" in the Statement of Additional Information.


     ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
February 26, 1999